                                  EXHIBIT INDEX

(a)(4) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(d) Investment Management Services Agreement, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.